                  Volkswagen Credit Auto Master Trust 1996-1
                  -------------------------------------------

                 Distribution Date Statement:  April 15, 1999

a.   Aggregate Amount of Collections                                      $400,579,599.72
     Aggregate Amount of Interest Collections                             $  3,831,466.58
     Aggregate Amount of Principal Collections                            $396,748,133.14
     Investment Proceeds                                                  $          0.00

b.   Series Allocation Percentage                                                  100.00%
     Floating Allocation Percentage                                                 57.82%
     Fixed Allocation Percentage                                                      N/A

c.   Total Amount Distributed on Series 1996-1                            $  1,646,471.35

d.   Amount of Such Distribution Allocable to Principal on 1996-1         $          0.00

e.   Amount of Such Distribution Allocable to Interest on 1996-1          $  1,646,471.35

f.   Investor Default Amount                                              $          0.00

g.   Draw Amount                                                          $          0.00

h.   Investor Charge Offs                                                 $          0.00
     Amounts of Reimbursements                                            $          0.00

i.   Monthly Servicing Fee                                                           1.00%

j.   Expected Controlled Distribution Amount                              $          0.00

k.   Invested Amount                                                      $375,000,000.00

l.   Pool Factor                                                                   100.00%

m.   Available Subordinated Amount                                        $ 67,952,873.35

n.   Reserve Fund Balance                                                 $  1,875,000.00

o.   Principal Funding Account Balance                                    $          0.00
     Yield Supplement Account Balance                                     $  1,875,000.00

VW CREDIT, INC. - SERVICER                                               Page 1
13-Apr-99

               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                    From          To        Days
                                                                    ----          --        ----
Current Interest Period                                           3/15/99      4/14/99       31

Series Allocation Percentage                                           100.00%

Initial Principal Balance                                     $375,000,000.00
Outstanding Principal Balance                                 $375,000,000.00
Principal Balance of Receivables for Determination Date       $648,886,256.09
Amount Invested in Receivables on Series Issuance Date        $375,000,000.00
Initial Invested Amount                                       $375,000,000.00
Invested Amount at the Beginning of Period                    $375,000,000.00
Invested Amount                                               $375,000,000.00
Required Subordinated Amount                                   $67,952,873.35
Excess Funded Amount                                                    $0.00

Available Subordinated Amount (previous period)               $102,876,252.56

Incremental Subordinated Amount (previous period)              $24,267,953.31

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                        $1,875,000.00
Yield Supplement Account Beginning Balance                      $1,875,000.00
Yield Supplement Account Required Amount                        $1,875,000.00

Reserve Fund Initial Deposit                                    $1,875,000.00
Reserve Fund Required Amount                                    $1,875,000.00
Reserve Fund Beginning Balance                                  $1,875,000.00

Outstanding Carryover Amount - Beginning Balance                        $0.00
Yield Supplement Account Draw Amount                                    $0.00
Outstanding Carryover Amount - Ending Balance                           $0.00
Yield Supplement Account Balance - Ending Balance               $1,875,000.00
Yield Supplement Account Required Deposit Amount                        $0.00

Reserve Fund Draw Amount                                                $0.00
Reserve Fund Ending Balance                                     $1,875,000.00

Reserve Fund Required Deposit Amount                                    $0.00

1-month LIBOR Rate (annualized)                                     4.9387500%
Certificate Coupon (annualized)                                     5.0987500%
Prime Rate (annualized)                                             7.7500000%
Servicing Fee Rate (annualized)                                         1.000%
Excess Spread                                                       1.8112500%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                       $648,560,796.81
Pool Balance at the Ending of Period                          $664,136,672.52
Average Aggregate Principal Balance                           $656,348,734.67


Aggregate Principal Collections                               $396,748,133.14

New Principal Receivables                                     $381,172,257.43
Receivables Added for Additional Accounts                               $0.00
Investor Default Amount                                                 $0.00
Net Losses                                                              $0.00
Monthly Interest Accrued, but not Paid                                  $0.00
Ineligible Receivables                                                  $0.00

Ineligible Receivables in Prior Collection Period                       $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts              $0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                   $0.00
Spread Over Prime for Portfolio                                          0.16%
Weighted Average Interest Rate                                           7.91%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                         $41,669,535.44
Used Vehicle Percentage                                                   6.274%
Used Vehicle Percentage During Last Collection Period                     6.315%
Early Amortization Event?                                                 NO
Largest Dealer or Dealer Affiliation Balance                              $22,050,375.09
Largest Dealer Percentage                                                 3.400%

Aggregate Principal Amount of Receivables of Dealers over 2%              $22,286,238.06
Aggregate % Principal Amount of Receivables of Dealers over 2%            3.356%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                           $400,579,599.72
Aggregate Amount of Interest Collections                                  $3,831,466.58

Investment Proceeds                                                       $0.00
Aggregate Amount of Principal Collections                                 $396,748,133.14
Asset Receivables Rate                                                    5.823%
Use Asset Receivables Rate?                                               NO
Carryover Amount (this Distribution Date)                                 N/A
Total Carryover Amount                                                    N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                      60.45%
Previous Collection Period Monthly Payment Rate                           49.38%
Monthly Payment Rate 3 months ago                                         70.42%
3-month Average Payment Rate                                              60.08%
12-month Minimum Payment Rate                                             49.38%
Early Amortization Event?                                                 NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                  YES
Last Day of Revolving Period                                              N/A
Invested Amount as of Last Day of Revolving Period                        N/A
Accumulation Period Length (months)                                       N/A
First Accumulation Date                                                   TO BE DETERMINED
Expected Final Payment Date                                               N/A
Required Participation Percentage                                         4.00%
Principal Funding Account Balance                                         $0.00

Principal Payment Amount                                                  $0.00
Controlled Deposit Amount                                                 $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                                       $1,646,471.35
ii.   Monthly Servicing Fee Distribution                                  $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                            $0.00
iv.   Investor Default Amount Distribution                                $0.00
v.    Outstanding Carryover Amount Distribution                           $0.00
vi.   Yield Supplement Account Deposit Amount Distribution                $0.00
        Excess Servicing                                                  -----
                                                                          $256,395.31

Excess Servicing (Previous Period)                                        $414,651.35

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                         $0.0
Draw Amount                                                               $0.0

VW CREDIT, INC -- SERVICER                                                Page 2
15-Apr-99

               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------



                       Collections                         Accrual         Distribution
                       -----------                       -----------     ----------------
From:                    15-Mar-99
To:                      14-Apr-99
Days:                           31

LIBOR Rate               4.9387500%
(1 month)

Series #                    1   Active
VCI Rating:                N/A


                                    TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                    --------------------------------------------------

                                         Series                                             Excess      Required
Series                 Series          Allocation         Invested         Subordinated     Funded    Participation

Number                  Name           Percentage          Amount             Amount        Amount     Percentage
----------------  ----------------   ---------------   ---------------    --------------    ------    -------------

                  Trust                                $375,000,000.00    $67,952,873.35     $0.00         N/A
                1 Series 1996-1               100.00%  $375,000,000.00    $67,952,873.35     $0.00        4.00%




                       Required         Outstanding
Series              Participation       Certificate
Number                  Amount            Balance
----------------    --------------    ---------------
                    $  15,000,000.00
                    $  15,000,000.00   $375,000,000.00


                                                                                                                              Page 3
VW CREDIT, INC -- SERVICER
15-Apr-99
                                           VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                         SERVICING CERTIFICATE
                                                         ---------------------



INITIAL AMOUNTS                                                                        EXCESS SPREAD
---------------                                                                         CALCULATION
                                                                                        -----------
Initial Invested Amount                      $375,000,000.00                         Weighted Average Rate Charged     7.91%
                                                                                     to Dealers
Invested Amount                              $375,000,000.00                         LIBOR                             4.94%
Controlled Accumulation Amount               $          0.00                         Certificate Rate (LIBOR+16        5.10%
                                                                                     b.p.)
Required Subordinated Amount                 $ 67,952,873.35                         Servicing Fee Rate                1.00%
Annualized Servicing Fee Rate                           1.00%                        Investor Net Losses               0.00%
                                                                                                                       ----
First Controlled Accumulation Date            TO BE DETERMINED                       Excess Spread                     1.81%
Accumulation Period Length (months)                N/A
Expected Final Payment Date                        N/A
Initial Settlement Date                            28-Mar-96
Required Participation Percentage                       4.00%
Subordinated Percentage                                14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                          Required          Excess
                                              Series 1996-1         Invested            Subordinated       Funding
Principal Receivables                             Total              Amount                Amount           Amount
---------------------                             -----              ------                ------           ------

Series Allocation Percentage                          100.00%
Beginning Balance                            $375,000,000.00     $375,000,000.00         $67,952,873.35       $0.00
  Floating Allocation Percentage                       57.82%              57.82%
  Fixed Allocation Percentage                      N/A

Principal Collections                        $396,748,133.14     $396,748,133.14            N.A.             N.A.
New Principal Receivables                    $381,172,257.43     $381,172,257.43            N.A.             N.A.
Principal Default Amounts                    $          0.00     $          0.00            N.A.             N.A.
Receivables Added for Additional Accounts    $          0.00     $          0.00            N.A.             N.A.
Controlled Deposit Amount                    $          0.00                 N/A            N.A.             N.A.
Principal Allocation Percentage
"Pool Factor"                                   100.00000000%

Ending Balance                               $375,000,000.00     $375,000,000.00         $67,952,873.35       $0.00
  Floating Allocation Percentage                       56.46%              56.46%


Non-Principal Receivables
-------------------------

Interest Collections                         $  2,215,366.66
Recoveries on Receivables Written Off        $          0.00
Investment Income                            $          0.00

                                                                                                                              Page 4

VW CREDIT, INC -- SERVICER
16-Apr-99

               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------




Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------                      -------                --------
Available Subordination Amount (Previous)             $102,876,252.56        $102,318,395.58
  Required Subordination Draw Amount                  $          0.00        $          0.00
  Reserve Fund Funds to Inv. Default Amount           $          0.00        $          0.00
  Excess Servicing (Previous Period)                  $    414,651.35        $    557,856.98
                                                      ---------------        ---------------
(a) Available Subordinated Amount?                    $103,290,903.91        $102,876,252.56

(b) Available Subordinated Amount?                    $ 53,571,428.57        $ 53,571,428.57

Available Subordinated Amount                         $ 67,952,873.35        $ 78,139,381.89

Incremental Subordinated Amount                       $ 14,381,444.78        $ 24,567,953.31
  Overconcentration Amount                            $ 22,286,238.06        $ 37,178,893.21

Beginning Reserve Fund Balance                        $  1,875,000.00        $  1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00        $  1,875,000.00
Reserve Fund Draw                                     $          0.00        $          0.00
Reserve Fund Required Deposit                         $          0.00        $          0.00
Reserve Fund Deposit Amount                           $          0.00        $          0.00
Reserve Fund Release                                  $          0.00        $          0.00
Ending Reserve Fund Balance                           $  1,875,000.00        $  1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                        $  3,831,466.58        $  3,559,468.05
  Certificateholder Interest Collections              $  2,215,366.66        $  2,160,297.29
  Subordinate Interest Collections                    $    401,441.41        $    450,144.79
Investment Income                                     $          0.00        $          0.00
Reserve Fund Balance                                  $  1,875,000.00        $  1,875,000.00
                                                      ---------------        ---------------
Total Interest  Available                             $  4,491,808.08        $  4,485,442.08

Interest Shortfall                                    $          0.00        $          0.00
Additional Interest                                   $          0.00        $          0.00
Carry-over Amount                                     $          0.00        $          0.00
Carry-over Shortfall                                  $          0.00        $          0.00
Additional Carry-over Shortfall                       $          0.00        $          0.00

Monthly Servicing Fee                                 $    546,957.28        $    527,682.90
Investor Monthly Servicing Fee                        $    312,500.00        $    312,500.00